Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of October 5, 2017, is made by and among Business First Bancshares, Inc., a Louisiana corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, up to a maximum of [●] shares of Common Stock.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6 of this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

Article 1

PURCHASE AND SALE OF SECURITIES

1.1     Purchase and Sale of Securities. At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company, the number of shares of Common Stock (the “Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto. The purchase price for each Share shall be $20.00 (the “Purchase Price”).

1.2     Payment. At or prior to the Closing, each Purchaser will pay the Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers not later than 5:00 p.m., Eastern time, on the second Business Day immediately preceding the Closing Date. The Company will instruct its transfer agent to credit each Purchaser (in the name of such Purchaser or its nominees in accordance with its delivery instructions) the number of Shares set forth on Exhibit A (and, upon request, will deliver physical stock certificates to the Purchasers representing the Shares) against delivery of the Purchase Price on the Closing Date.

1.3     Closing Date. The closing of the transaction contemplated by this Agreement will take place on October 12, 2017 (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Fenimore, Kay, Harrison & Ford, LLP, 812 San Antonio Street, Suite 600, Austin, Texas 78701 or at such other time and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the aggregate Shares.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to each Purchaser and Stephens, Inc. (the “Placement Agent”) as of the date hereof and as of the Closing Date that:

2.1	Organization and Qualification.

(a)     The Company is duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, with full corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted as disclosed in the SEC Documents. The Company is duly qualified to do business and is in good standing under the laws of each other jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

(b)     Each Subsidiary of the Company is duly incorporated (or organized) and is validly existing as a corporation or other organization (or, in the case of Business First Bank (the “Bank”), as a Louisiana state banking association) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as disclosed in the SEC Documents. Each Subsidiary is duly qualified as a foreign corporation (or other organization) to do business and is in good standing under the laws of each other jurisdiction in which the nature of the business conducted by it or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect. The Company does not own, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report filed on Form 10-K.

2.2       Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Documents, to consummate the Transactions and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the Transactions have been duly authorized by the Company’s Board of Directors (or a duly appointed and authorized committee thereof) and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.3     Capitalization. The authorized capital stock of the Company, as of October 2, 2017, consisted of 50,000,000 shares of Common Stock, $1.00 par value per share, of which 6,932,570 shares were issued and outstanding and 5,000,000 shares of Preferred Stock, no par value per share, none of which is outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable and have been issued and sold in compliance in all material respects with all federal and state securities laws. None of the outstanding shares of Common Stock was issued and sold in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the SEC Documents. The descriptions of the Company’s equity incentive plans, and the equity awards granted thereunder, set forth in the SEC Documents accurately and fairly present in all material respects the information required to be shown with respect to such plans and awards. The Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents and no amendment or modification of either the Articles of Incorporation or the Bylaws, each as in effect on the date hereof, has been approved by, or has been presented to, the shareholders or the Board of Directors of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

2.4     Issuance of Securities. The offer and sale of the Shares have been duly and validly authorized, and the Shares, when issued and paid for by the Purchasers in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other Person.

2.5     Compliance with Laws.

(a)     The Company and each Subsidiary are, and since January 1, 2016, have been in compliance with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the Louisiana Office of Financial Institutions, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (“CRA”), the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body), except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)     The Company and the Bank have no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that could cause the Bank (i) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating of lower than “satisfactory”, (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA PATRIOT Act, or any order issued with respect to the Money Laundering Laws, or (iii) to be deemed not to be in satisfactory compliance, in all material respects, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(c)     Since December 31, 2012, each of the Company and the Bank and each of their respective Subsidiaries has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, as the case may be.

(d)     As of June 30, 2017, each of the Company and the Bank met or exceeded the standards necessary to be considered “well capitalized” under the Federal Reserve’s definition and under the FDIC’s regulatory framework for prompt corrective action, respectively.

(e)     None of the Company, the Bank or any of their respective Subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, or any other bank regulatory authority that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks, nor has the Company, the Bank or any of their respective Subsidiaries been advised by any bank regulatory authority that it is considering issuing, initiating, ordering, or requesting any such agreement, memorandum of understanding, consent decree, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement.

(f)     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Bank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Bank nor any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(g)     The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

2.6     No Conflicts; Government Consents; No Defaults and Permits.

(a)     The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (i) conflict with or result in a violation of any provision of its Articles of Incorporation or Bylaws or the organizational documents of any of its Subsidiaries or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any material agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)     The Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Shares under the Securities Act pursuant to the Registration Rights Agreement, any filings required to be made under federal or state securities laws, which filings and/or notifications will be made prior to Closing or if permitted by such laws in the prescribed period after Closing.

(c)     Neither the Company nor any Subsidiary is (i) in violation of its Articles of Incorporation, Bylaws, or other organizational documents, (ii) in violation of any statute, law, rule, regulation, order, decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iii) in default in the performance of any obligation, agreement or condition contained in any material agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii), where any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)     The Company and each of its Subsidiaries have all franchises, permits, licenses, and any similar authority (collectively, “Permits”) necessary for the conduct of their respective businesses as now being conducted and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary is in material compliance with the terms and conditions of all such Permits and all such Permits are valid and in full force and effect. Neither the Company nor any of its Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.7     SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the Company’s initial registration of certain shares of its Common Stock with the SEC, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), except where failure to timely file such SEC Document would not adversely impact the ability of the Holders to resell Common Stock pursuant to Rule 144. The Company is eligible to register its Common Stock for resale using Form S-1 promulgated under the Securities Act. True and complete copies of the SEC Documents are available through the SEC’s website at www.sec.gov. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements and the related notes included in the SEC Documents (the “Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All disclosures contained in the SEC Documents that constitute non-GAAP financial measures (as defined under the Securities Act and the Exchange Act) comply in all material respects with Regulation G and Item 10(e) of Regulation S-K, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the SEC as a part of the SEC Documents. All Material Agreement to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents (other than the final and executed definitive agreement and plan of reorganization with respect to the Company’s proposed acquisition of Minden Bancorp, Inc. and MBL Bank (the “Minden Acquisition” and such agreement the “Minden Acquisition Agreement”)), the material terms of which are reflected in the Investor Presentation (as defined in Section 2.33), which such definitive agreement will be filed by the Company with the SEC within the time period prescribed by Form 8-K). All Material Agreements are valid and enforceable against the Company and/or a Subsidiary of the Company, as applicable in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threat to terminate any of the Material Agreements.

2.8     Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any of its consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, (i) there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting or (ii) the Company has not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries.

2.9     Accounting Controls. The Company and each of its Subsidiaries have made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.10     Absence of Litigation. As of the date hereof, other than as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries that if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect. Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any of its Subsidiaries other than as disclosed in the SEC Documents. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC of the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.11     Intellectual Property Rights. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any respect with any such rights of others. The Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how.

2.12     Placement Agent. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the Transactions, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company.

2.13     Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.14     No Material Adverse Change. Since June 30, 2017, other than as disclosed in the Investor Presentation, and except as described or referred to in the SEC Documents on or prior to the date hereof and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. Except as described in the SEC Documents, since June 30, 2017, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) other than as disclosed in the Investor Presentation with respect to the Minden Acquisition, there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise.

2.15     Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Transactions. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the Transactions and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the Transactions is merely incidental to such Purchaser’s purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the Transactions by the Company and its representatives.

2.16     Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company or such Subsidiary is engaged, (ii) with the resources of the Company or such Subsidiary, and (iii) at a similar stage of development as the Company or such Subsidiary. Neither the Company nor any such Subsidiary has received any written notice that the Company or such Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it and each of its Subsidiaries will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.17     Labor Disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any such Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. To the Company’s knowledge, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.

2.18     Foreign Corrupt Practices; Anti-Money Laundering. Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds of the Company or any of its Subsidiaries to give, agree, offer or promise to give any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly given, agreed, offered or promised to give any unlawful gift, contribution, payment, rebate, payoff, influence payment, bribe or kickback to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, Laws enacted to comply with the UN Convention Against Corruption and the OECD Anti-Bribery Convention, or any other anti-corruption or anti-bribery Law or requirement applicable to the Company and each of its Subsidiaries; (iv) directly, or indirectly through a third party, made, offered, paid, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, for the purpose of securing an improper advantage for the Company or any of its Subsidiaries; (v) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (vi) made any fraudulent entry on the books and records of the Company or any of its Subsidiaries; (vii) been under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud or other improper payments; or (viii) violated or is in violation of the Bank Secrecy Act, the USA PATRIOT ACT, the money laundering Laws of any jurisdiction and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental or regulatory authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and each of its Subsidiaries and Affiliates have in all material respects conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.19     Private Placement.

(a)     Neither the Company nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the offer and sale of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Shares are exempt from registration under the Securities Act.

(b)     Neither the Company nor, to the Company’s knowledge, any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to this Agreement and the other Transaction Documents.

(c)     The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities, and any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

2.20     No Registration Rights. No Person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) except as set forth in the Registration Rights Agreement, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement. The granting and performance of the registration rights under the Registration Rights Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any material agreement, indenture or instrument to which the Company is a party.

2.21     Taxes. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except with respect to any taxes that are currently being contested in good faith and with respect to which appropriate reserves have been made in accordance with GAAP or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and its Subsidiaries have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which the above referenced returns apply; and except as otherwise disclosed in the SEC Documents, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for tax deficiencies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.22     Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all material items of real and personal property owned by it, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use or proposed use of such property by the Company. Any real property and buildings held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any such Subsidiary.

2.23     Application of Takeover Protections. The execution and delivery of the Transaction Documents and the consummation of the Transactions will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

2.24     No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of the Shares.

2.25     Related Party Transactions. Except with respect to transactions (i) that are not required to be disclosed and (ii) contemplated hereby to the extent an Affiliate of any director purchases Shares hereunder, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any Affiliate or Affiliates of any such officer or director, on the other hand, prior to the date hereof required to be disclosed by applicable SEC rules and regulations have been disclosed in the SEC Documents.

2.26     Use of Proceeds. The Company shall use the net proceeds of the sale of the Shares hereunder to fund the payment of a portion of the purchase price for the Minden Acquisition as set forth in the Investor Presentation, if the Minden Acquisition is consummated, and any remainder for general corporate purposes and, if the Minden Acquisition is not consummated, the net proceeds shall be used for general corporate purposes.

2.27     FINRA. All of the information provided to the Placement Agent or to counsel for the Placement Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules, and any letters, filings or other supplemental information, if any, provided to Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA rules is true, complete and correct.

2.28     Environmental Laws. Neither the Company nor any of its Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

2.29     ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would reasonably be expected to have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that has had a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to an employee benefit plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of an employee benefit plan subject to Title IV of ERISA (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Code of which the Company is a member.

2.30     Sanctions. None of the Company, any of its Subsidiaries or any officer or director of either the Company or any such Subsidiary, nor, to the knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is or has been (i) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (A) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (B) the government of any Sanctioned Country, (C) any Person located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (D) any Person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (ii) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law; (iii) is a Person currently the subject of any Sanctions; or (iv) located, organized or resident in any Sanctioned Country.

2.31     Bank Holding Company Act. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and meets in all material respects the applicable requirements for qualification as such. The activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Bank has been duly chartered and is validly existing as a Louisiana state banking association. The Bank is the only depository institution that is a Subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System.

2.32     Investor Presentation. The investor presentation dated September 13, 2017 (the “Investor Presentation”) provided to the Purchaser pertaining to the offering and sale of Shares hereunder, the Company and the Minden Acquisition does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, subject to the forward-looking statements disclaimer and risks described therein.

2.33     Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

2.34     No Additional Agreements. Except pursuant to the Company’s equity plans as described in the SEC Documents filed prior to the date of this Agreement, the Company has no agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase shares of Common Stock on terms more favorable to such Person than as set forth herein.

2.35     Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(a)     The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(b)     Since January 1, 2016, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws.

For purposes of this Section 2.36: (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

2.36     Risk Management Instruments. The Company and its Subsidiaries have in place risk management policies and procedures designed to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and its Subsidiaries. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2015, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries, were entered into (a) only in the ordinary course of business, (b) in accordance with prudent practices and in all respects with all applicable laws, rules, regulations and regulatory policies and (c) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

Article 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company and the Placement Agent, severally and not jointly, with respect to itself and its purchase hereunder, as of the date hereof and as of the Closing Date that:

3.1     Organization and Qualification. Purchaser is an entity, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser, and the performance by Purchaser of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed by Purchaser, and assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. If the Purchaser is a corporation, partnership, limited liability company, trust or other organization, (i) each individual executing this Agreement on behalf of the Purchaser has the full power and authority to execute and deliver this Agreement for the Purchaser and (ii) the Purchaser has the full right, power and authority to perform its obligations hereunder.

3.2     No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated by this Agreement will not (i) conflict with or result in a violation of the constituent documents of Purchaser; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party; or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially impair Purchaser’s ability to consummate the transactions contemplated by this Agreement.

3.3     Investment Purpose. The Purchaser is purchasing the number of Shares set forth opposite such Purchaser’s name on Exhibit A attached hereto for its own account and not with a present view toward the public sale or distribution thereof and has no intention or present plan to sell or distribute any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares. Purchaser understands that the Purchased Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Laws. The Purchaser agrees and represents that it will not sell, assign, pledge or otherwise dispose of the Purchased Shares or any portion thereof other than in compliance with applicable state and federal securities Laws and, then, only to the extent that the same may be legally sold or disposed of without registration or qualification under the applicable state or federal securities Laws, or in accordance with the provisions of the Registration Rights Agreement.

3.4     Information. The Purchaser has been furnished with all materials that have been requested by the Purchaser and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of, and request information from, management of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media, broadcast over television or radio. presented at any seminar or any other general advertisement.

3.5     Acknowledgement of Risk.

(a)     The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) the Purchaser may not be able to liquidate its investment; (iii) transferability of the Shares is extremely limited; and (iv) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment. Such risks are more fully set forth in the SEC Documents;

(b)     The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares;

(c)     The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, the Investor Presentation, and the information disclosed in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel and, except as explicitly provided for herein, has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company; and

(d)     In addition to the foregoing, the Purchaser hereby acknowledges and understands that (i) the offering of the Shares pursuant hereto is not conditioned on the closing of the Minden Acquisition and that the closing of the Minden Acquisition remains subject to the satisfaction of numerous closing conditions, including without limitation, receipt of all required regulatory approvals and approval of the shareholders of Minden Bancorp, Inc.; and (ii) if the Minden Acquisition is not consummated, the Company will have broad discretion in the use of proceeds from the sale of the Shares pursuant hereto and the Company shall have no obligation to return the aggregate Purchase Price for the Shares to the Purchasers.

3.6     Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.7     Transfer or Resale. The Purchaser understands that:

(a)     the Shares have not been and are not being registered under the Securities Act (other than as contemplated in the Registration Rights Agreement) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act, as contemplated by the Registration Rights Agreement; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Shares are sold or transferred pursuant to Rule 144; or (iv) the Shares are transferred to an Affiliate of the Purchaser and such Affiliate agrees to the same representations, warranties, covenants and other restrictions set forth herein;

(b)     any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)     except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.8     Legends.

(a)     The Purchaser understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SHARES WERE ISSUED.

(b)     To the extent the resale of the Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.8(a) and any other legend not required by applicable law from such Shares and (ii) cause its transfer agent to issue such Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Shares. With respect to any Shares for which restrictive legends are removed pursuant to this Section 3.8(b), the holder thereof agrees to only sell such Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

(c)     The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the six-month holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 3.8(c), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

3.9     Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the Transactions. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.10     Residency. Unless the Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of, or organized under the laws of, the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.11     Acknowledgements Regarding the Placement Agent.

(a)     The Purchaser acknowledges that the Placement Agent is acting as placement agent on a “best efforts” basis for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Shares by the Placement Agent or the Company (or an authorized agent or representative thereof) with whom the Purchaser entered into a verbal or written confidentiality agreement and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act.

(b)     The Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the Transactions. The Purchaser acknowledges that the Placement Agent has not made, and will not make, any representations and warranties with respect to the Company or the Transactions, and the Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary.

3.12     Accredited Investor. Purchaser is and will be on the Closing Date an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.

3.13     No Commonly Controlled Insured Depository Institution. The Purchaser does not own any interest in any depository institution such that the acquisition by such Purchaser of its Shares would cause any Subsidiary of the Company and that depository institution to become “commonly controlled insured depository institutions” (as that term is defined for purposes of 12 U.S.C. §1815(e), as may be amended or supplemented from time to time, and any successor thereto).

3.14     Acting in Concert. Purchaser is not acting in concert or as part of a group with any other Purchaser or any other Person in connection with the transactions contemplated by this Agreement other than its Affiliates. Purchaser is not party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Common Stock or other securities of the Company or any option, warrant or other right to acquire any of the foregoing.

3.15     Regulatory Matters. The Purchaser understands and acknowledges that: (i) the Company is a registered bank holding company under the BHC Act, and is subject to regulation by the Federal Reserve; (ii) acquisitions of interests in bank holding companies are subject to the BHC Act and the Change in Bank Control Act of 1978, as amended (the “CIBC Act”) and may be reviewed by the Federal Reserve to determine the circumstances under which such acquisitions of interests will result in Purchaser becoming subject to the BHC Act or subject to the prior notice requirements of the CIBC Act. The Purchaser represents that neither it nor its Affiliates (i) own or control any shares of any class of voting securities of the Company or (ii) otherwise “control” the Company or any Bank as such term is defined for purposes of the BHC Act or CIBC Act. The Purchaser is not participating and has not participated with any other investor in the offering of the Shares other than its Affiliates in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.

3.16     Foreign Corrupt Practices; Anti-Money Laundering. Neither the Purchaser nor any of its Affiliates, nor to the Purchaser’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Purchaser or any of its Affiliates has, in the course of its actions for, or on behalf of, the Purchaser and such Affiliate (i) used any corporate funds of the Purchase or any of its Affiliates to give, agree, offer or promise to give any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly given, agreed, offered or promised to give any unlawful gift, contribution, payment, rebate, payoff, influence payment, bribe or kickback to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the FCPA, the UK Bribery Act 2010, Laws enacted to comply with the UN Convention Against Corruption and the OECD Anti-Bribery Convention, or any other anti-corruption or anti-bribery Law or requirement applicable to the Purchaser and each of its Affiliates; (iv) directly, or indirectly through a third party, made, offered, paid, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, for the purpose of securing an improper advantage for the Purchaser or any of its Affiliates; (v) established or maintained any unlawful fund of monies or other assets of the Purchaser or any of its Affiliates; (vi) made any fraudulent entry on the books and records of the Purchaser or any of its Affiliates; (vii) been under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud or other improper payments; or (viii) violated or is in violation of Money Laundering Laws and no action, suit or proceeding by or before any governmental or regulatory authority or any arbitrator involving the Purchaser or any of its Affiliates with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened. the Purchaser or any of its Affiliates have in all material respects conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Article 4

COVENANTS

4.1     Reporting Status. The Company’s Common Stock is subject to the reporting requirements of Section 15(d) of the Exchange Act. From the date hereof to the end of the Registration Period (as defined in the Registration Rights Agreement), the Company will timely file all documents required to be filed under Section 15(d) of the Exchange Act and the rules and regulations thereunder with the SEC, and the Company will not terminate its status as an issuer required to file reports under Section 15(d) of the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2     Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.3     Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with GAAP, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4     Securities Laws Disclosure; Publicity. Within the period prescribed by Form 8-K, the Company shall issue a press release announcing the signing of Transaction Documents and describing the terms of the Transactions, the Minden Acquisition and any other material, non-public information set forth in the Investor Presentation. From and after the issuance of the press release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the press release, including without limitation, information regarding the Minden Acquisition. The Company shall not publicly disclose the name of any Purchaser or its investment adviser, or include the name of any Purchaser or its investment adviser in any filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction or, subject to review, and the consent of each Purchaser named herein (which shall not be unreasonably withheld or delayed)) in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5     Sales by Purchasers. No Purchaser will sell any Shares held by it except in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

Article 5

CONDITIONS TO CLOSING

5.1     Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares and deliver stock certificate(s) to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)     Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b)     Representations and Warranties. The representations and warranties made by such Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects as of the Closing Date.

(c)     Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)     Absence of Litigation. No proceeding challenging this Agreement or the Transactions, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)     No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(f)     Registration Rights Agreement. The Purchaser shall have delivered the Registration Rights Agreement duly executed by Purchaser.

5.2     Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Shares is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)     Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects as of the Closing Date.

(b)     Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)     Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers a certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 5.2(a) and 5.2(b) have been fulfilled.

(d)     Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

(e)     Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from Fenimore, Kay, Harrison & Ford LLP, counsel to the Company, in substantially the form attached hereto as Exhibit B hereto.

(f)     Registration Rights Agreement. The Company shall have delivered the Registration Rights Agreement duly executed by the Company.

(g)     Transfer Agent Instructions. If such Purchaser’s Shares are certificated, the Company shall have delivered to its transfer agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing one or more certificates representing such Shares, set forth opposite such Purchaser’s name on Exhibit A hereto. If such Shares are not certificated, such Purchaser shall have received a statement from the Company’s transfer agent evidencing the issuance of such Shares to such Purchaser on and as of the Closing Date.

(h)     Absence of Litigation. No proceeding challenging this Agreement or the Transactions, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(i)     No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(j)     Minden Acquisition Agreement. The Minden Acquisition Agreement shall have been duly executed by each of the parties thereto.

(k)     Minimum Offering. At the Closing, the number of shares of the Common Stock to be sold in the offering shall result in gross proceeds to the Company of at least $50 million.

Article 6

DEFINITIONS

6.1     “Agency” has the meaning set forth in Section 2.36.

6.2     “Agreement” has the meaning set forth in the preamble.

6.3     “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

6.4     “Articles of Incorporation” has the meaning set forth in Section 2.3.

6.5     “Bank” has the meaning set forth in Section 2.1(b).

6.6     “Bank Secrecy Act” has the meaning set forth in Section 2.5(a).

6.7     “BHC Act” has the meaning set forth in Section 2.32.

6.8     “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

6.9     “Bylaws” has the meaning set forth in Section 2.3.

6.10     “CIBC Act” has the meaning set forth in Section 3.15.

6.11     “Closing” has the meaning set forth in Section 1.3.

6.12     “Closing Date” has the meaning set forth in Section 1.3.

6.13     “Common Stock” means the common stock, par value $1.00 per share, of the Company.

6.14     “Company” has the meaning set forth in the preamble.

6.15     “Company Reports” has the meaning set forth in Section 2.5(c).

6.16     “Covered Persons” has the meaning set forth in Section 2.20(c).

6.17     “CRA” has the meaning set forth in Section 2.5(a).

6.18      “Disqualification Events” has the meaning set forth in Section 2.20(c).

6.19     “Environmental Laws” has the meaning set forth in Section 2.29.

6.20     “ERISA” has the meaning set forth in Section 2.30.

6.21     “ERISA Affiliate” has the meaning set forth in Section 2.30.

6.22     “Evaluation Date” has the meaning set forth in Section 2.8.

6.23     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.24     “FCPA” has the meaning set forth in Section 2.19

6.25     “FDIC” has the meaning set forth in Section 2.5(a).

6.26     “Federal Reserve” has the meaning set forth in Section 2.5(a).

6.27     “FINRA” has the meaning set forth in Section 2.28.

6.28     “Financial Statements” has the meaning set forth in Section 2.7.

6.29     “GAAP” has the meaning set forth in Section 2.7

6.30     “Insurer” has the meaning set forth in Section 2.36.

6.31     “Investment Company Act” has the meaning set forth in Section 2.13.

6.32     “Investor Presentation” has the meaning set forth in Section 2.33.

6.33     “Loan Investor” has the meaning set forth in Section 2.36.

6.34     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, results of operations or financial condition of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the Transactions; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or shall be, a Material Adverse Effect: any event, change, occurrence, or effect (a) resulting from the announcement of the execution and delivery of this Agreement or compliance with the terms and conditions of this Agreement; (b) resulting from the announcement of the execution and delivery of the definitive agreement and plan of reorganization relating to the Minden Acquisition or compliance with the terms and conditions thereof; (c) affecting the industry in which the Company operates generally or the United States economy generally (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets); (d) changes in securities, banking and other laws, of general applicability or related policies or interpretations of any governmental authority; or (e) that results from changes affecting general economic or financial conditions; except, with respect to clauses (b), (c), (d) and (e), to the extent the effects of such changes have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated holding companies and banks.

6.35     “Material Agreement” means all material agreements that the Company was required to file as exhibits to the SEC Documents under Item 601 of Regulation S-K.

6.36     “Minden Acquisition” has the meaning set forth in Section 2.7.

6.37     “Minden Acquisition Agreement” has the meaning set forth in Section 2.7.

6.38     “Money Laundering Laws” has the meaning set forth in Section 2.19.

6.39     “OFAC” has the meaning set forth in Section 2.31.

6.40     “Permits” has the meaning set forth in Section 2.6(d).

6.41     “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.42     “Placement Agent” has the meaning set forth in the preamble to Article 2.

6.43     “Plan” has the meaning set forth in Section 2.30.

6.44     “Purchase Price” has the meaning set forth in Section 1.1.

6.45     “Purchasers” has the meaning set forth in the preamble.

6.46     The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

6.47      “Registration Rights Agreement” means that certain Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, to be entered into on the date hereof between the Company and the investors in the offering and sale of Shares hereunder identified on the signature pages thereto.

6.48     “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Shares pursuant to the provisions of the Registration Rights Agreement (including without limitation the Initial Registration Statement, the New Registration Statement, Form S-3 Registration Statement, and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

6.49     “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

6.50     “Sanctioned Countries” has the meaning set forth in Section 2.31.

6.51     “Sanctions” has the meaning set forth in Section 2.31.

6.52     “SEC” means the United States Securities and Exchange Commission.

6.53     “SEC Documents” has the meaning set forth in Section 2.7.

6.54     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.55     “Shares” has the meaning set forth in Section 1.1.

6.56     “Solicitor” has the meaning set forth in Section 2.20(c).

6.57     “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

6.58     “Transaction Documents” means this Agreement and the Registration Rights Agreement.

6.59     “Transactions” shall mean the transactions contemplated by the Transaction Documents (including the issuance and sale of the Shares) and shall not include the Minden Acquisition or any other transactions contemplated by the agreements entered into in connection with the Minden Acquisition.

6.60      “USA PATRIOT Act” has the meaning set forth in Section 2.5(a).

Article 7

GOVERNING LAW; MISCELLANEOUS

7.1     Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

7.2     Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.3     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5     Entire Agreement; Amendments. The Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. The Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 7.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party (including securities into which such Shares are convertible and for which such Shares are exercisable) and each future holder of all such securities.

7.6     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:                   Business First Bancshares, Inc.

500 Laurel Street

Baton Rouge, Louisiana 70801

Attn: David R. Melville, III

With a copy to:                          Fenimore, Kay, Harrison & Ford LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

Attn: Lowell Harrison

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

7.7     Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

7.8     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9     Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

7.10     No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11     Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

7.12     Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.

7.13     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the Transactions. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

7.14     Termination. This Agreement shall terminate without any further action by any party hereto if the Closing does not occur on or prior to October 20, 2017.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Business First Bancshares, Inc.

By:

Name: David R. Melville, III

Title:   President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Purchaser:

By:

Name:

Title:

Address:

Facsimile:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Shares	Purchase Price
[__________]	[________]	$[__________]
[__________]	[________]	$[__________]
[__________]	[________]	$[__________]
[__________]	[________]	$[__________]
[__________]	[________]	$[__________]

Total	[________]	$[__________]

A-1

EXHIBIT B

LEGAL OPINION

1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

2.	The Bank has been duly incorporated and is validly existing as a Louisiana state banking association in good standing under the laws of the State of Louisiana.

3.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

4.

The Bank is an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, and no proceedings for the termination or revocation of such insurance are pending or threatened, in each case based upon a recent certificate of the FDIC.

5.	Each of the Company and the Bank has the requisite corporate power to own or lease, as the case may be, its property and conduct its business as it is currently being conducted.

6.	The Transaction Documents have been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

7.

The Transaction Documents constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution under the Registration Rights Agreement may be limited or otherwise affected by applicable laws and except as enforcement may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles, whether considered at law or in equity and to limitations on availability of equitable relief, including specific performance.

8.

The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and nonassessable.

9.

The execution and delivery of the Transaction Documents by the Company and the issuance of the Shares pursuant to the Agreement do not violate any provision of the Company’s Articles of Incorporation or Bylaws, and do not constitute a default under or a material breach of any Material Agreement, and do not violate any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, in each case to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

10.

All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal regulatory authority or governmental body required for the issuance of the Shares, have been made or obtained, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

B-1

11.

The offer and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to the Securities and Exchange Commission Regulation D.

12.	The Company is not, and after giving effect to the offering and sale of the Shares will not be required to register as, an “investment company” under the Investment Company Act.

B-2

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

C-1